EXHIBIT 4.5

                     WAIVER, CONSENT AND FOURTH AMENDMENT

      This WAIVER, CONSENT AND FOURTH AMENDMENT dated as of December 2, 1998 and effective as of June 26, 1998 (the "EFFECTIVE DATE") (this "AGREEMENT") is made among WEIDER NUTRITION INTERNATIONAL, INC., a Delaware corporation ("HOLDINGS"), WEIDER NUTRITION GROUP, INC., a Utah corporation ("NUTRITION"), WNG HOLDINGS (INTERNATIONAL) LTD., a Nevada corporation ("INTERNATIONAL"; Holdings, Nutrition and International, individually, each an "OBLIGOR" and, collectively, "OBLIGORS"), in favor of GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation, for itself, as Lender, and as Agent for Lenders (in such capacity, "AGENT"), and the other Lenders signatory to the hereinafter defined Credit Agreement.

                                   RECITALS

      A. Agent, Lenders and Obligors are party to that certain Third Amended and Restated Credit Agreement dated May 6, 1997 (as amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT") and that certain Third Amended and Restated Stock Pledge Agreement dated as of May 6, 1997 (as amended, restated, supplemented or otherwise modified from time to time, the "PLEDGE AGREEMENT").

      B. On and subject to the terms and conditions hereof, Obligors have requested from Agent and Lenders, and Agent and Lenders are willing to grant, waivers of certain Events of Default (such Events of Default being collectively referred to herein as the "SPECIFIED EVENTS OF DEFAULT") arising under the Credit Agreement solely and directly as a result of (i) the acquisition by Holdings, during the period from June 26, 1998 through September 1, 1998, of shares of common stock (such shares so acquired being collectively referred to herein as "SPECIFIED MARGIN SHARES" and each such share a "SPECIFIED MARGIN SHARE"), (ii) certain Restricted Payments made by Nutrition to Holdings on or prior to September 1, 1998 in an aggregate amount not in excess of $4,998,082.33 for the sole purpose of Holding's payment of the purchase price for the Specified Margin Shares (such Restricted Payments in the aggregate amount of $4,998,082.33 being collectively referred to herein as the "SPECIFIED RESTRICTED PAYMENTS") and (iii) the failure of Holdings to pledge to Agent, for the benefit of Agent and Lenders, such Specified Margin Shares prior to the date hereof.

      C. This Agreement shall constitute a Loan Document and these Recitals shall be construed as part of this Agreement; capitalized terms used herein without definition are so used as defined in Annex A to the Credit Agreement.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

      1. WAIVERS. Subject to the conditions and effectiveness of this Agreement and otherwise notwithstanding the provisions of any Loan Document, Agent and Lenders hereby waive the Specified Events of Default. The waivers granted in this SECTION 1 only apply to the Specified Events

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of Default, and do not constitute a waiver of, or consent to, any other Default or Event of Default (whether now existing or hereafter arising, whether similar or not, or whether now or hereafter known to Agent or any Lender). Without limiting the immediately preceding sentence, nothing in this Agreement shall be deemed in any way to be a waiver of, or consent to, (i) any acquisition of common stock (other than the acquisition of the Specified Margin Shares by Holdings on or prior to September 1, 1998) or any other Stock, (ii) any Restricted Payment (other than the Specified Restricted Payments made by Nutrition to Holdings on or prior to September 1, 1998), or (iii) the failure to pledge to Agent, for the benefit of Agent and Lenders, any Specified Shares after the date hereof.

      2. AMENDMENTS. Subject to the conditions and effectiveness of this
Agreement:

            (a) The Credit Agreement is hereby amended by inserting immediately after the reference to "CLAUSE (A) above" contained in Section 1.3(b) thereof the text "or SECTION 1.17".

            (b) The Credit Agreement is hereby amended by inserting immediately after Section 1.16 thereof the following new Section 1.17:

                  "1.17 REGULATION U. (a) The Loans made by each Lender shall, commencing from June 26, 1998 and ending on the date on which none of the Loans is considered "purpose credit" within the meaning of Regulation T, U or X of the Federal Reserve Board, be treated for purposes of Regulation U as two separate extensions of credit (the "Y CREDIT" and the "Z CREDIT" of such Lender and, collectively, the "Y CREDITS" and the "Z CREDITS"), as follows:

                        (i) the aggregate amount of the Y Credit of such Lender
                  shall be an amount equal to such Lender's Pro Rata Share of the maximum loan value (as determined in accordance with Regulation U of the Federal Reserve Board) of the Specified Margin Shares; and

                        (ii) the aggregate amount of the Z Credit of such Lender
                  shall be an amount equal to such Lender's Pro Rata Share of all Loans outstanding under this Agreement MINUS such Lender's Y Credit.

            In the event that any Specified Margin Share is sold, the amount of the Y Credit of such Lender shall be adjusted (if necessary), to the extent necessary through prepayment by Nutrition (with a contemporaneous contribution by Holdings to Nutrition in the amount of such prepayment) pursuant to SECTION 1.3(B), to be an amount equal to such Lender's Pro Rata Share of the maximum loan value (determined in accordance with Regulation U of the Federal Reserve Board as of the date of such sale) of the Specified Margin Shares immediately after giving effect to such sale.

                  (b) Each Lender will maintain its records to identify the Y
            Credit of such Lender and the Z Credit of such Lender, and, solely for the purposes of complying

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            with Regulation U of the Federal Reserve Board, the Y and Z Credits
            shall be treated as separate extensions of credit. Each Lender hereby represents and warrants that the loan value of the Collateral (other than the Specified Margin Shares) is sufficient for such Lender to lend its Pro Rata Share of the Z Credit.

                  (c) The benefits of the security in the Specified Margin
            Shares created by the applicable Stock Pledge Agreement shall be allocated FIRST to the benefit and security of the payment of the principal of and interest on the Y Credits of Lenders and of all other amounts payable by Holdings under this Agreement in connection with the Y Credits (collectively, the "Y CREDIT AMOUNTS") and SECOND, only after the payment in full of the Y Credit Amounts, to the benefit and security of the payment of the principal of and interest on the Z Credits of Lenders and of all other amounts payable by Holdings under this Agreement in connection with Z Credits (collectively, the "Z CREDIT AMOUNTS"). The benefits of the security in the Collateral other than the Specified Margin Shares created by the Security Documents and the benefits of the indirect security in Collateral other than the Specified Margin Shares created by this Agreement, shall be allocated FIRST to the benefit and security of the payment of the Z Credit Amounts and SECOND, only after the payment in full of the Z Credit Amounts, to the benefit and security of the payment of the Y Credit Amounts.

                  (d) Holdings shall furnish to Agent and any Lender at the time of each sale of any Specified Margin Share such information and documents as Agent or such Lender, as applicable, may require to determine the Y and Z Credits, and at any time and from time to time, such other information and documents as Agent or such Lender may reasonably require to determine compliance with Regulation U of the Federal Reserve Board.

                  (e) Each Lender shall be responsible for its own compliance with and administration of the provisions of this SECTION 1.17 and Regulation U of the Federal Reserve Board, and Agent shall have no responsibility for any determinations or allocations made or to be made by any Lender as required by such provisions. Each Lender shall transmit to Holdings (with a copy to Agent) any requests made by such Lender pursuant to subsection (d) of this SECTION 1.17 and Holdings shall transmit to each Lender all information requested by such Lender pursuant to subsection (d) of this SECTION 1.17 or otherwise required to be delivered by Holdings to such Lender pursuant to this SECTION 1.17.

                  (f) Notwithstanding anything to the contrary, nothing in this
            SECTION 1.17 shall be deemed to permit the acquisition or disposition of any Stock."

            (c) The Credit Agreement is hereby amended by deleting Section 3.12 thereof in its entirety and replacing it with the following new Section 3.12:


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                  "3.12 MARGIN REGULATIONS. No Obligor or Subsidiary thereof is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (each such quoted term used herein as defined in Regulation U of the Board of Governors of the Federal Reserve System (the "FEDERAL RESERVE BOARD") as now and from time to time hereafter in effect). No Obligor or Subsidiary thereof owns any margin stock (except for the ownership by Holdings of the Specified Margin Shares acquired by Holdings on or prior to September 1, 1998), and the proceeds of the Revolving Credit Advances will not be used, directly or indirectly, for the purpose of purchasing (except for the Specified Restricted Payments made by Nutrition to Holdings prior to September 1, 1998) or carrying any margin stock, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin stock or for any other purpose which might cause any of the loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulation T, U or X of the Federal Reserve Board. No Obligor or Subsidiary thereof will take or permit any agent acting on its behalf to take any action which might cause this Agreement or any other Loan Document or any document or instrument delivered pursuant hereto to violate any regulation of the Federal Reserve Board."

            (d) The Credit Agreement is hereby amended by replacing the text of clause (d) of Section 6.2 of the Credit Agreement with the following text:

            "any other type of investment (including the acquisition by Holdings, during the period from June 26, 1998 through September 1, 1998, of the Specified Margin Shares), loan or advance not exceeding $5,000,000 in the aggregate at any time outstanding; provided that
            (i) each such investment in 5% or more of the ownership interests of any Person (other than the acquisition by Holdings, during the period from June 26, 1998 through September 1, 1998, of the Specified Margin Shares) shall have been approved by the board of directors of such Person and shall otherwise be consensual and (ii) any such investment which is otherwise a transaction described in
            SECTION 6.1 shall be subject to the provisions of SECTION 6.1 (it being understood that nothing herein shall be deemed to permit the disposition of any Stock constituting Collateral except in accordance with the express terms of this Agreement and the other Loan Documents)"

            (e) The Credit Agreement is hereby amended by inserting immediately after Section 6.22 thereof the following new Section 6.23:

                  "6.23 SPECIFIED MARGIN SHARES. Notwithstanding anything to the contrary, no Obligor (other than Holdings) may own, legally or beneficially, any Specified Margin Shares and, upon the sale or other disposition of any Specified Margin Shares by Holdings, no Obligor (including Holdings) may at any time thereafter own, legally or beneficially, any of those Specified Margin Shares which have been so sold

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            or transferred. Nothing contained herein shall be deemed to permit the acquisition or disposition of any Stock."

            (f) The Credit Agreement is hereby amended by inserting in alphabetical order into Annex A thereto the following defined terms:

                  "SPECIFIED MARGIN SHARES" shall mean and be limited to the shares of the common Stock acquired by Holdings from June 26, 1998 through September 1, 1998, and "SPECIFIED MARGIN SHARE" shall mean, any of such shares.

                  "SPECIFIED RESTRICTED PAYMENTS" shall mean and be limited to those certain Restricted Payments made by Nutrition to Holdings on or prior to September 1, 1998 in an aggregate amount not in excess of $4,998,082.33 for the sole purpose of Holding's payment of the purchase price for the Specified Margin Shares."

            (g) The Credit Agreement is hereby amended by replacing Schedule
      3.10 thereto with ANNEX A attached hereto.

            (h) The Pledge Agreement is hereby amended by deleting from Section 2(c) thereof the text "who, after the date of this Agreement, becomes, as a result of any occurrence, a directly owned Subsidiary of Pledgor".

            (i) The Pledge Agreement is hereby amended by replacing Schedule 1 thereto with ANNEX B attached hereto.

      3. ACKNOWLEDGMENT. Each of the Obligors hereby acknowledges that:

            (a) except as expressly set forth in SECTION 1 of this Agreement with respect to the Specified Margin Shares, no Obligor may hold, acquire, receive or otherwise possess any Specified Margin Share, any other share of Nutraceuticals International Corp. or any other "margin stock" (as defined in Regulation U of the Federal Reserve Board); and

            (b) for purposes of calculating or otherwise measuring compliance with the covenants, prohibitions, limitations, restrictions and other provisions contained in the Credit Agreement and the other Loan Documents from and after the date hereof, there shall be included in such calculations and other measurements in accordance with the terms of the Credit Agreement and the other Loan Documents, the acquisitions by Holdings of Specified Margin Shares and the Specified Restricted Payments made by Nutrition to Holdings.

      4.    REPRESENTATIONS AND WARRANTIES.

            (a) As of the date of this Agreement and, after giving effect to this Agreement, the transactions contemplated hereby (i) no Default or Event of Default shall have occurred or be continuing and (ii) the representations and warranties of Obligors contained in the Loan

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      Documents are true, accurate and complete in all respects on and as of the date hereof to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date.

            (b) Obligors jointly and severally represent and warrant to Agent and Lenders that the execution, delivery and performance, as the case may be, by each Obligor of this Agreement, the related Loan Documents, and the other documents and transactions contemplated by each of the foregoing are within each such Person's corporate powers, have been duly authorized by all necessary corporate action (including, without limitation, all necessary shareholder approval) of each such Person, have received all necessary governmental approvals, and do not and will not contravene or conflict with any provision of law applicable to any such Person, the certificate or articles of incorporation or bylaws of any such Person, or any order, judgment or decree of any court or other agency of government or any contractual obligation binding upon any such Person; and this Agreement, the Credit Agreement, the Pledge Agreement and each other Loan Document is the legal, valid and binding obligation of each Obligor enforceable against each such Person in accordance with its terms.

      5. CONDITIONS PRECEDENT. This Agreement shall become effective on the Effective Date, PROVIDED that each of the following items shall have been received by Agent or satisfied (in the case of paragraphs (f) and (g) below), all in form and substance satisfactory to Agent:

            (a) AGREEMENT. This Agreement, duly executed by each Obligor, Agent and Requisite Lenders.

            (b) ANNEXES. ANNEX A and ANNEX B to this Agreement, completed by Obligors.

            (c) STOCK COLLATERAL. For all Specified Margin Shares represented by share certificates, duly executed stock certificates evidencing such shares, together with undated stock powers therefor duly endorsed in blank by Holdings.

            (d) CONTROL LETTERS. For all Specified Margin Shares not represented by share certificates, a control letter, duly executed by Holdings, Credit Suisse First Boston Corporation and Agent.

            (e) PURPOSE STATEMENTS. For each non-bank Lender, an original Form FR G-3 purpose statement, and for each bank Lender, an original Form FR U-1 purpose statement, in each case fully completed and duly executed by Holdings.

            (f) NO DEFAULT. After giving effect to this Agreement, no Default or Event of Default shall have occurred and be continuing as of the date hereof, or would result after giving effect to the transactions contemplated hereby.

            (g) WARRANTIES AND REPRESENTATIONS. The warranties and representations of each Obligor contained in this Agreement shall be true and correct as of the date hereof.

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      6. EFFECT ON LOAN DOCUMENTS. This Agreement is limited to the specific purpose for which it is granted and, except as specifically set forth above (a) shall not be construed as a consent, waiver or other modification with respect to any term, condition or other provision of any Loan Document and (b) each of the Loan Documents shall remain in full force and effect and are each hereby ratified and confirmed.

      7.    MISCELLANEOUS.

            (a) SUCCESSORS AND ASSIGNS. This Agreement shall be binding on and shall inure to the benefit of Obligors, Agent, Lenders and their respective successors and assigns; PROVIDED that no Obligor may assign its rights, obligations, duties or other interests hereunder without the prior written consent of Agent and Lenders. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of Obligors, Agent and Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement.

            (b) ENTIRE AGREEMENT. This Agreement, including all documents attached hereto, incorporated by reference herein or delivered in connection herewith, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof, including that certain Waiver and Consent dated as of October 15, 1998 among Obligors, Agent and Lenders.

            (c) FEES AND EXPENSES. As provided in Section 11.3 of the Credit Agreement, Obligors agree to pay on demand all fees, costs and expenses incurred by Agent in connection with the preparation, execution and delivery of this Agreement, together with all fees, costs and expenses incurred by Agent prior to the date hereof which are payable by Obligors pursuant to Section 11.3 of the Credit Agreement.

            (d) INCORPORATION OF CREDIT AGREEMENT. The provisions contained in Sections 11.9 and 11.14 of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.

            (e) ACKNOWLEDGMENT. Each Obligor hereby represents and warrants that there are no liabilities, claims, suits, debts, liens, losses, causes of action, demands, rights, damages or costs, or expenses of any kind, character or nature whatsoever, known or unknown, fixed or contingent (collectively, the "CLAIMS"), which any Obligor may have or claim to have against Agent or any Lender, or any of their respective affiliates, agents, employees, officers, directors, representatives, attorneys, successors and assigns (collectively, the "LENDER RELEASED PARTIES"), which might arise out of or be connected with any act of commission or omission of the Lender Released Parties existing or occurring on or prior to the date of this Agreement, including, without limitation, any Claims arising with respect to the Obligations or any Loan Documents. In furtherance of the foregoing, each Obligor hereby releases, acquits and forever discharges the Lender Released Parties from any and all Claims that any Obligor may have or claim to have, relating to or arising out of or in

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      connection with the Obligations or any Loan Documents or any other agreement or transaction contemplated thereby or any action taken in connection therewith from the beginning of time up to and including the date of the execution and delivery of this Agreement. Each Obligor further agrees forever to refrain from commencing, instituting or prosecuting any lawsuit, action or other proceeding against any Lender Released Parties with respect to any and all Claims.

            (f) CAPTIONS. Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement.

            (g) SEVERABILITY. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

            (h) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                           [signature pages follow]


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      IN WITNESS WHEREOF, this Waiver, Consent and Fourth Amendment has been duly executed and delivered as of the day and year first above written.

                      WEIDER NUTRITION INTERNATIONAL, INC.
                          WEIDER NUTRITION GROUP, INC.
                        WNG HOLDINGS (INTERNATIONAL) LTD.

                                    For each of the foregoing:


                                    By:________________________________

                                    Title:_____________________________

                              GENERAL ELECTRIC CAPITAL CORPORATION,
                                as Agent and Lender

                              By: _______________________________

                              Title:  Duly Authorized Signatory

                              FIRST UNION NATIONAL BANK, successor by merger to Corestates Bank, N.A.

                              By: _______________________________

                              Title:_____________________________

                              LASALLE NATIONAL BANK

                              By: _______________________________

                              Title:_____________________________

                              THE BANK OF NOVA SCOTIA

                              By: _______________________________

                              Title:_____________________________

                              BANK AUSTRIA CREDITANSTALT CORPORATE
                              FINANCE, INC.

                              By: _______________________________

                              Title:_____________________________


                              By: _______________________________

                              Title:_____________________________

                              DRESDNER BANK AG, NEW YORK BRANCH
                              AND GRAND CAYMAN BRANCH

                              By: _______________________________

                              Title:_____________________________


                              By: _______________________________

                              Title:_____________________________

                              ZIONS FIRST NATIONAL BANK

                              By: _______________________________

                              Title:_____________________________

                                    ANNEX A

                           Replacement Schedule 3.10
                                      to
                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT

                         [TO BE SUPPLIED BY OBLIGORS]

                                    ANNEX B

                            Replacement Schedule 1
                                      to
               THIRD AMENDED AND RESTATED STOCK PLEDGE AGREEMENT

                         [TO BE SUPPLIED BY OBLIGORS]